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                                  EXHIBIT 10.2

       Employment Contract dated December 28, 1999 between First West
               Virginia Bancorp, Inc. and Charles K. Graham

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                           EMPLOYMENT AGREEMENT
           THIS AGREEMENT, made in duplicate on this 28th day of December, 1999, by and between FIRST WEST VIRGINIA BANCORP, INC., a West Virginia corporation, (hereinafter, "Bancorp"), and CHARLES K. GRAHAM, (hereinafter, "Executive")
                             W I T N E S S E T H:

           WHEREAS, Executive is presently an employee of Bancorp pursuant to an Employment Agreement dated January 1, 1999;

           WHEREAS, Bancorp and Executive are desirous of continuing the employment relationship between them upon the terms and conditions set forth herein;

           WHEREAS, Bancorp and Executive desire to enter into this Agreement and rescind and terminate all prior employment agreements or other understandings between them.

           NOW THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.         EMPLOYMENT

           Bancorp does hereby employ Executive as its Executive Vice President and Executive does hereby accept the employment as Executive Vice President of Bancorp upon the terms herein set forth. The parties agree that as of the date of this Agreement, the previous employment agreement between them dated 1-1-99 is rescinded, terminated and no longer binding between them.
           Executive shall exercise (subject to the control of the Board of Directors and Stockholders) a general supervision of the affairs of Bancorp and its subsidiaries and shall devote his full business time and attention to the business and affairs of Bancorp and its subsidiaries and use his best efforts to promote the interests of Bancorp and its subsidiaries. Notwithstanding the foregoing, Executive may sit on such boards of directors and participate in such other activities other than the business and affairs of Bancorp and its subsidiaries as may be approved by Bancorp.

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           Executive shall discharge his duties faithfully and to the best of his ability, and generally shall perform all duties incident to the office or offices, and such other duties as may be assigned to him by the Board of Directors.
           Executive shall hold such other office or offices in Bancorp or its subsidiaries as the Board of Directors may elect or appoint him to and perform the duties of such offices.

2.         TERM

           Executive's employment hereunder shall be effective January 1, 2000 and shall continue for a term of three (3) years thereafter, unless earlier terminated as provided herein.

3.         COMPENSATION

           In consideration for all services to be rendered by Executive to Bancorp and any of its subsidiaries:

           (a) Bancorp shall cause to be paid to Executive a salary of no less than $84,000.00 per annum for a period of three (3) years commencing January 1, 2000, payable in equal bi-weekly installments. Prior to the first anniversary and second anniversary hereof, the Board of Directors shall review Executive's salary and make such adjustments in the rate thereof as it shall deem appropriate. All references herein to compensation to be paid to Executive are to the gross amounts thereof which are due hereunder. Bancorp shall cause to be deducted therefrom all taxes which may be required to be deducted or withheld under any provision of the law (including but not limited to Social Security payments and income tax withholding) now in effect or which may become effective anytime during the term of this Agreement. In addition to such salary, Executive shall be eligible to receive discretionary bonuses which may be granted by Bancorp, but which have been and at all times will remain in the discretion of the Employer. Executive may also participate in any health insurance

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benefit (including medical and major medical insurance), deferred compensation benefit, accident and disability insurance benefit or other benefits as may be offered to other employees of Bancorp and which may become effective anytime during the term of this Agreement.

4.         TERMINATION

           In the event of termination of the employment of Executive by Bancorp for any reason other than a cause defined below, Executive shall be entitled to the full compensation provided by this Agreement. In the event of termination of the employment of Executive by Bancorp for a cause defined below or in the event of termination of employment by the Executive for any cause, including his death or disability which renders him unable to perform the material duties of his employment, his compensation shall cease on the effective date of such termination. As used herein, the term "cause" shall mean:

           (a) A willful and intentional act of Executive intended to injure or having the effect of injuring the reputation, business or business relationship of Bancorp or its subsidiary businesses;

           (b) Any breach of any covenant contained in this Agreement by Executive;

           (c) Repeated or continuous failure, neglect or refusal to perform by Executive of his duties hereunder;

           (d) Commission by Executive of any act or any failure by Executive to act involving serious criminal conduct or moral turpitude or which reflects materially and adversely on Bancorp or its subsidiary businesses.

           Except for termination for cause and the expiration of the term of this Agreement, each party agrees to provide the other with a minimum of thirty (30) days' written notice of the termination of this Agreement.

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5.         EXTENT OF SERVICES

           The parties mutually agree that Executive is a key employee who is vital to the success of Bancorp's operations and who has received and will continue to receive confidential information and trade secrets of the Bancorp and its subsidiary businesses in the course of his employment. Except as detailed in paragraph 1 hereof, Executive shall devote his entire time, attention, and energies to the business of the Bancorp and shall not during the term of this Agreement be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage; but such provision shall not be construed as preventing Executive from making private investments in such form or manner as will not require any services or material commitments of time on the part of the Executive.

6.         CONFIDENTIAL INFORMATION

           Executive recognizes and acknowledges that Bancorp has maintained, and continues to maintain and use, commercially valuable proprietary and confidential information, including without limitation, trade secrets, customer lists, customer financial information and analyses of customers, which information is vital to the success of Bancorp's business. Executive recognizes and acknowledges that he has had and will continue to have access to such information, and Executive acknowledges that all such information are valuable, special and unique assets of Bancorp's business. Executive is aware that such information is confidential and if used competitively against Bancorp, would result in material disadvantage to Bancorp. Executive agrees that during the term of employment he will neither disclose without the advance consent of Bancorp any such confidential information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except pursuant to judicial process of which Bancorp shall have notice, nor shall he in any manner utilize the same to the disadvantage of Bancorp or its subsidiary businesses.

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           In the event of termination of employment, for any reason,
Executive shall surrender to Bancorp, immediately, and as a prior condition to receiving any amount of compensation payable herein, if any, all such information, whether in tangible or electronic form, including in the case of electronically stored information, all copies of the diskettes or other media on which such information may be stored, and Executive shall certify upon request that he has retained none of such information, in any form.

7.         INSURANCE

           Bancorp, in its sole discretion, may apply for insurance in its own name and for its own benefit covering Executive for life, medical or disability insurance, in any amount deemed advisable and Executive shall have no right, title or interest therein. Executive shall submit to any required examination and shall execute and assign and/or deliver such application and policies necessary to effectuate such insurance coverage.

8.         COVENANT NOT TO COMPETE

           Executive agrees that at no time during the term of this Agreement and for a period of two (2) years immediately following the termination of this Agreement by any party for any reason, will Executive, individually or on behalf of any person or corporation other than Bancorp or its subsidiary businesses, own manage, operate, control, be employed, participate in or be connected in any manner with the ownership, management, operation or control of any business engaged in the rendering of any banking or non-banking service now or hereafter provided by Bancorp or its subsidiary businesses within a thirty-five (35) mile radius of Bancorp's principal office located in Wheeling, West Virginia.

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           Notwithstanding the foregoing, if Executive terminates his employment within one (1) year following a Change of Control, this paragraph 8 shall be deemed null and void so long as Executive is otherwise not then in default of any portion of this Agreement.

           A Change of Control is defined as:
              (a) the acquisition by any person or group outside the the present Directors and their beneficial ownership of twenty percent (20%) or more of the stock of Bancorp subsequent to the date of this Agreement;
              (b) the approval of Bancorp of an agreement for the merger of Bancorp into another corporation not controlled by Bancorp;
              (c) the entry by Bancorp into an Agreement for the sale of substantially all of the assets of Bancorp to a third party; or
              (d) the approval by stockholders of a plan of liquidation of Bancorp.

9.         NOTICES

           All notices, requests, demands and other communication hereunder shall be in writing, and shall be deemed to have been duly given if personally delivered or mailed:

           (a) If to Executive, addressed to him at 8 Nottingham Drive, Barrington Woods, Wheeling, West Virginia 26003;

           (b) If to Corporation, addressed to: First West Virginia Bancorp, Inc. Attention: Chairperson, Personnel and Salary Committee, P.O. Box 4075, Wheeling, West Virginia 26003, or to such other place as either party may notify the other in writing.

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10.        CONSTRUCTION OF AGREEMENT

           This Agreement was executed by the parties in accordance with and be governed and interpreted in accordance with the laws of West Virginia.

11.        BENEFITS AND BURDENS

           This Agreement shall inure to the benefit of and be binding on Bancorp, its successors and assigns, and any corporation with which Bancorp may merge or consolidate or to which Bancorp may sell substantially all of its business and assets, and shall inure to the benefit of and be binding on Executive, his executor, administrators, heirs and legal representatives. Since Executive's duties and services hereunder are special, personal and unique in nature, Executive may not transfer, sell or otherwise assign his rights, obligations or benefits under this Agreement. The waiver by Bancorp of any breach of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach by the Executive.

12.        ENTIRE AGREEMENT

           This Agreement contains the entire Agreement between the parties relating to the subject matter hereof and supersedes all previous discussions, negotiations and agreements between the parties, whether written or oral, with respect to the subject matter hereof. This Agreement cannot be modified, altered or amended except by a writing, signed by both parties.

13.        SEVERABILITY

           If any provision of this Agreement shall be held to be invalid or unenforceable, such provision shall be fully severable and shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement which shall continue to bind the parties hereto. In lieu of that severable

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provision or provisions, a new provision shall be inserted which is as close to the intent of severed provision as may be permitted by law but which is still valid and fully enforceable.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement in triplicate as of the year and date first above written.


                                  /s/
                                  ---------------------------------------
                                      CHARLES K. GRAHAM


                                  FIRST WEST VIRGINIA BANCORP, INC.

                                  BY: /s/    Laura G. Inman
                                  ---------------------------------------
                                         ITS CHAIRMAN OF THE BOARD

This document prepared by:
Michael E. Hooper, Esquire
W.Va. State Bar I.D. #4800
Herndon, Morton, Herndon & Yaeger
83 Edgington Lane
Wheeling, West Virginia  26003
(304) 242-2300